Exhibit 99.01

Press Contact:	Investor Relations Contact:
Barbara Henderson	Frank Lamberti
Vice President Corporate Communications	Vice President Investor Relations
(310) 410-9600 ext. 32637	(310) 410-9600 ext. 32280

HERBALIFE LTD. COMPLETES $110 MILLION CLAW BACK
Announces 4th Quarter Earnings Conference Call

Los Angeles, February 7, 2005 — Herbalife Ltd. (NYSE:  HLF) announced the completion of its call option to redeem $110 million, or 40%, of the outstanding principal amount of its 9 1/2 % Notes due April 1, 2011.  This transaction was completed on February 4, 2005 and was a component of the Company’s recapitalization associated with its initial public offering which closed on December 21, 2004.  Pursuant to the terms of the 9 1/2 % Notes due 2011, the call option was exercised on February 4, 2005 after providing the required notice to bondholders.  The redemption premium of $10.5 million and the remaining unamortized deferred financing costs of $3.8 million as of February 4, 2005 are anticipated to be non-deductible expenses and will be reported in the Company’s first quarter 2005 results.

After completing this transaction, the Company will have a debt structure that includes the remaining $165 million of 9 1/2 % Notes due 2011 and a $225 million Credit Facility including a $200 million term loan and a $25 million revolving credit facility.

Fourth Quarter Earnings Call

The Company also announced that its fourth quarter 2004 earnings conference call will be conducted on February 23, 2005 at 9A.M. P.S.T.  The conference call number is (800) 640-1217, and the pass-code is 643447.  Additionally, this information can be obtained on the Investor Relations section of the Company’s web site at www.Herbalife.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in Herbalife Ltd.’s Disclosure Regarding Forward-Looking Statements included in its recent filings, including its Form S-1, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and Herbalife Ltd. undertakes no obligation to update these forward-looking statements.

About Herbalife Ltd.

Herbalife is a global network marketing company offering a range of science-based weight management products, nutritional supplements and personal care products intended to support weight loss and a healthy lifestyle.  (HLFE)

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